UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 27, 2006

The Rowe Companies

(exact name of registrant as specified in its charter)

Nevada	1-10226	54-0458563
State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

1650 Tysons Blvd, Suite 710, McLean, Virginia 22102

(Address of principal executive offices Zip Code)

Registrant’s telephone number, including area code: 703-847-8670

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As a result of the previously reported recent death of Allan Tofias, a director of The Rowe Companies, a Nevada corporation (the “Company”), the Company has seven directors. In view of this situation, and to reflect a change in Nevada law which occurred after the Company’s bylaws where last amended, the Board of Directors of the Company, effective February 27, 2006, amended Article II, Section 2 of the Company’s bylaws by eliminating the requirement that the number of directors be within a fixed range of eight to 13. As amended, the bylaws continue to provide that the number of directors shall be fixed from time to time by the Board of Directors, but no longer contain a maximum number of directors and now provide that the number of directors may not be fewer than the minimum required under Nevada law (currently one) or under the Company’s Articles of Incorporation (currently three).

A copy of the Company’s bylaws, as amended and restated, is attached to this report as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of The Rowe Companies

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ROWE COMPANIES
Registrant

Date:	March 3, 2006	/s/ Garry W. Angle
Garry W. Angle
Vice President-Treasurer

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EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of The Rowe Companies

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